Exhibit 10.7

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is the type that the registrant treats as private or confidential.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of July 31, 2026, by and between Netlist, Inc., a Delaware corporation (the “Company”), and Samsung Semiconductor, Inc., a California corporation (the “Investor”).

WHEREAS, the Company and the Investor are entering into a supply agreement of even date herewith (the “Supply Agreement”);

WHEREAS, in connection with the Supply Agreement, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act;

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Amount” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions [***] are authorized or required by law or other governmental action to close.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as currently in effect.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as currently in effect.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals.

“DGCL” has the meaning set forth in Section 8.3.

“Disclosure Document” has the meaning set forth in Section 5.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“GAAP” has the meaning set forth in Section 3.8.

“Investor” has the meaning set forth in the recitals.

“Liens” means a lien, charge, pledge, security interest or encumbrance.

“Lock-Up and Release Agreement” has the meaning set forth in Section 6.2(f).

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K; (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement; and (c) any other reports or statement filed by the Company pursuant to the Exchange Act, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Share Price” means $0.10.

“Shares” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Supply Agreement” has the meaning set forth in the recitals.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market, OTCQB or OTCQX.

“Transaction Agreements” means this Agreement and the Lock-Up and Release Agreement.

“Transfer Agent” means, with respect to the Common Stock, [***] or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.Purchase and Sale of Shares.

2.1Purchase and Sale.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, the number of Shares, for the purchase price, set forth opposite the Investor’s name on Exhibit A.  The purchase price per Share is equal to the Share Price.

2.2Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur [***] in no event later than five (5) Business Days after the date of this Agreement.  At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Shares to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, [***].

3.Representations and Warranties of the Company.  Except as set forth in the SEC Reports (which shall be deemed to qualify any representation set forth herein), the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. [***].

3.2Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. [***].

3.3 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. [***].

3.4 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, [***].

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3.6Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. [***].

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3.8SEC Reports; Financial Statements.  The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.Representations and Warranties of The Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. [***].

4.3No Conflicts.  The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with the terms hereof and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4[***]

4.5[***]

4.6Investment Representations and Warranties. The Investor hereby represents and warrants that it as of the date of this Agreement is, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Investor further represents and warrants that (i) it is capable of evaluating the merits and risk of such investment, and (ii) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7Intent. The Investor is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. [***].

4.8Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks.  The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC.

4.9Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10Shares Not Registered; [***]. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares have not been registered under the Securities Act, [***].

4.11No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor became aware of this offering of the Shares directly from the Company as a result of a pre-existing, substantive relationship with the Company. The Shares were offered to the Investor solely by direct contact between Investor and the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and the Company did not act as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12Access to Information. In making its decision to purchase the Shares, such Investor has relied solely upon independent investigation made by such Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the

Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

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5.Covenants.

5.1Defense Production Act. Notwithstanding anything to the contrary in this Agreement, neither Investor’s acquisition or ownership of any securities of the Company, Investor’s status as an investor or securityholder of the Company, nor any right granted to Investor under this Agreement or any other agreement or instrument governing Investor’s investment in the Company shall afford Investor, in its capacity as an investor or securityholder, any of the following access, rights or involvement with respect to the Company in each case within the meaning of Section 721 of the Defense Production Act, as amended, including its implementing regulations: (a) “control” of the Company, including the power to determine, direct or decide any important matters affecting the Company; (b) membership or observer rights on the Board of Directors or equivalent body of the Company, or the right to nominate an individual to a position on the Board of Directors or equivalent body of the Company; (c) access to any “material nonpublic technical information” in the possession of the Company (provided, however, that such prohibited information shall not include financial information regarding the performance of the Company, and provided further that Investor may confer with the Company about such financial information); and (d) any “involvement” (other than through voting of shares) in “substantive decision making” of the Company regarding (i) the use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by the Company, (ii) the use, development, acquisition, or release of “critical technologies,” or (iii) the management, operation, manufacture, or supply of “covered investment critical infrastructure.”

5.2Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.3[***]

5.4[***]

5.5[***]

(a)[***]

(b)[***]

5.6Withholding Taxes.  The Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

5.8Rule 144 Compliance.  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall comply with the current public information requirement under Rule 144(c).

5.9Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed or quoted, and concurrently with the Closing and to the extent required by the Trading Market, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. Conditions of Closing.

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6.1[***]

(a)[***]

(b)[***]

(c)[***]

(d)[***]

(e)[***]

(f)[***]

(g)[***]

(h)[***]

6.2[***]

(a)[***]

(b)[***]

(c)[***]

(d)Payment. Except as may be agreed to among the Company and the Investor in accordance with Section 2.2, the Company shall have received payment, [***], in the full amount of the purchase price for the number of Shares being purchased by the Investor at the Closing as set forth in Exhibit A.

(e)Supply Agreement. The [Investor] shall have executed and delivered the Supply Agreement.

(f)Lock-Up and Release Agreement. The Investor shall have executed and delivered a Lock-Up Agreement to the Company in the form attached as Exhibit B (the “Lock-Up and Release Agreement”).

7.Termination.

7.1Termination.  The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and the Investor prior to the Closing;

(ii)[***]

(iii)[***]

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7.2Notice.  Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8.Miscellaneous Provisions.

8.1Public Statements or Releases.  Except as set forth in Section 5.3, neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market; provided that the Company shall, for any press release relating to, referring to or discussing Investor’s investment hereunder, and to the extent allowed by law, afford the Investor with reasonable opportunity to review and comment on such disclosures for consideration by the Company.  Nothing in this Agreement shall limit the Company’s sole discretion concerning what constitutes material information to be included in disclosures required by law; provided that, with respect to the first press release announcing the transactions hereunder, the Company will use its reasonable efforts to ensure that the interests of both parties are aligned.

8.2Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)If to the Company, addressed as follows:

Netlist, Inc.
111 Academy, Suite 100

Irvine, California 92617 USA
Attention: Gail Sasaki
Email: [***]

with a copy (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road

San Diego, CA 92130

Attention: Scott Stanton
Email: [***]

(b)If to the Investor, addressed as follows:

Samsung Semiconductor, Inc.
3655 N. 1st Street
San Jose, California 95134 USA
Attention: SVP David (Dede) Goldschmidt
Email: [***]

with a copy (which shall not constitute notice):

Samsung Semiconducter, Inc.
3655 N. 1st Street

San Jose, California 95134 USA
Attention: Cindy Dole
Email: [***]

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3Consent to Electronic Notice.  The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time (the “DGCL”), [***], as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.4Severability.  If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of [***] without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)The Company and the Investor hereby irrevocably and unconditionally:

(i)[***]

(ii)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7[***]

8.8Assignment.  None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company.

8.9Confidential Information.

(a)[***]

(b)[***]

8.10Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

8.11Headings.  The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.12Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.13Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. For the avoidance of doubt, no right or obligation in this Agreement is conditioned upon the performance of any purported obligation in any oral or written agreement other than this Agreement and other

Transaction Agreements (including all schedules and exhibits hereto and thereto). [***]. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

8.14Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms.

8.15Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.16Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

NETLIST, INC.

By:	/s/ Gail Sasaki
Name:	Gail Sasaki
Title:	Chief Financial Officer
Date:	August 3, 2026

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

SAMSUNG SEMICONDUCTOR, INC.

By:	/s/ Sang-jin Oh
Name:	Sang-jin Oh
Title:	Chief Financial Officer
Date:	August 4, 2026

EXHIBIT A

INVESTOR

Investor Name	Shares	Purchase Price

Samsung Semiconductor, Inc.	10,000,000	$1,000,000.00

A-1

EXHIBIT B

FORM OF LOCK-UP AND RELEASE AGREEMENT

B-1